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                                                                     Exhibit 5.1


PILLSBURY MADISON & SUTRO LLP
                                                             Attorneys at Law
                                                         235 Montgomery Street
                                              San Francisco, California  94104
                                               Mailing Address: P. O. Box 7880
                                                 San Francisco, CA  94120-7880
                                TELEPHONE: (415) 983-1000  FAX: (415) 983-1200
                                                    Internet: pillsburylaw.com




                                      November 15, 1999



Chevron Corporation
575 Market Street
San Francisco, CA 94104

Ladies and Gentlemen:

     We are acting as counsel for Chevron Corporation ("Chevron"), which, together with Chevron Capital Corporation ("Chevron Capital") and Chevron Canada Capital Company ("Chevron Canada Capital"), each a wholly-owned subsidiary of Chevron, is filing this date with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") relating to the proposed sale from time to time by Chevron, Chevron Capital or Chevron Canada Capital, of up to $2,000,000,000 in aggregate principal amount of debt securities (the "Debt Securities"). Each series of Debt Securities will be issued under one of the following indentures:
(a) an Indenture dated as of June 15, 1995, as supplemented by the First Supplemental Indenture dated October 13, 1999, each being between Chevron and The Chase Manhattan Bank, as trustee; (b) an Indenture, substantially in the form attached to the Registration Statement as Exhibit 4.3, to be entered into among Chevron, as guarantor; Chevron Capital, as issuer; and The Chase Manhattan Bank, as trustee (the "Chevron Capital Indenture") or (c) an Indenture, substantially in the form attached to the Registration Statement as Exhibit 4.4, to be entered into among Chevron, as guarantor, Chevron Canada Capital, as issuer; and a trustee to be named (the "Chevron Canada Capital Indenture"). Any debt securities issued under the Chevron Capital Indenture or the Chevron Canada Capital Indenture will be unconditionally guaranteed by Chevron.

     Please be advised that, in our opinion, the Debt Securities, when duly authorized and executed by Chevron, Chevron and Chevron Capital, or Chevron and Chevron Canada Capital, as the case may be, and authenticated by the applicable trustee, all in accordance with the applicable Indenture, and when delivered to and paid for by the purchasers thereof, will be legally issued and binding obligations of Chevron, Chevron and Chevron Capital, or Chevron and Chevron Canada Capital, as the case may be.


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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus under the heading "Legal Opinions."

                                      Very truly yours,


                                      /s/ Pillsbury Madison & Sutro LLP


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